Consent of Independent Auditors

The Board of Trustees
Aetna Variable Encore Fund:

We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.

                                   /s/ KPMG Peat Marwick LLP
                                   KPMG Peat Marwick LLP

April 11, 1997
Hartford, Connecticut